EXHIBIT 24


                               POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy J. Schmitt and Graham M. Clark, Jr., and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, in his name and on his behalf, to do any and all acts and things and to execute any and all instruments which they and each of them may deem necessary or advisable to enable Newmont Mining Corporation (the "Company") to comply with the Securities Act of 1933, as amended (the "Act"), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Act of shares of common stock, shares of preferred stock, convertible debt securities and/or warrants to purchase shares of common stock, shares of preferred stock and/or convertible debt securities, in each case of the Company (collectively, "Equity Securities"), having an aggregate maximum offering price of $300 million, which Equity Securities are to be offered from time to time pursuant to Rule 415 of the Act (or any successor rule thereto), including power and authority to sign his name in any and all capacities (including his capacity as a Director and/or Officer of the Company) to a Registration Statement on Form S-3 or such other form as may be appropriate, and to any and all amendments, including post-effective amendments, to such Registration Statement, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any amendments thereto; and the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, shall lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, the undersigned have subscribed these presents as of the 16th day of March, 1994.


                        Signature                                Title

                        /s/ Rudolph I.J. Agnew                   Director
                        Rudolph I.J. Agnew


                        /s/ John P. Bolduc                       Director
                        John P. Bolduc

                        /s/ Ronald C. Cambre                     Chief Executive Officer and
                        Ronald C. Cambre                         Vice Chairman and Director
                                                                 (Principal Executive Officer)


                        /s/ Joseph P. Flannery                   Director
                        Joseph P. Flannery


                        /s/ Thomas A. Holmes                     Director
                        Thomas A. Holmes


                        /s/ Gordon R. Parker                     Chairman and Director
                        Gordon R. Parker


                        /s/ T. Peter Philip                      President and Chief Operating
                        T. Peter Philip                          Officer and Director


                        /s/ Robin A. Plumbridge                  Director
                        Robin A. Plumbridge


                        /s/ William I.M. Turner, Jr.             Director
                        William I.M. Turner, Jr.


                        /s/ Wayne W. Murdy                       Senior Vice President
                        Wayne W. Murdy                           and Chief Financial Officer
                                                                 (Principal Financial Officer)


                        /s/ Gary E. Farmar                       Vice President and Controller
                        Gary E. Farmar                           (Principal Accounting Officer)